Exhibit 99.1

For more information, contact: Extreme Networks
Investor Relations 408/579-3030 investor_relations@extremenetworks.com	Public Relations 408/579-3483 gcross@extremenetworks.com

Extreme Networks Reports Q1 Revenue on the High Side of Guidance

Strength in Europe and Asia-Pacific Drive Revenue

SANTA CLARA, Calif., Nov. 1, 2010 /PRNewswire-FirstCall/ — Extreme Networks, Inc. (Nasdaq: EXTR) today announced financial results for its 2011 fiscal first quarter ended September 26, 2010. For the quarter, net revenue increased 26 percent to $83.8 million, as compared to revenue of $66.3 million in the first quarter of last year. Previously issued guidance to investors was for net revenue of $81-$84 million.”

“Both EMEA and APAC posted solid performance, as we benefited from improvement in orders for Service Providers in EMEA through our Strategic Alliance partners, and we closed large orders in Korea that we had mentioned on our fourth quarter earnings call,” said Oscar Rodriguez, President & CEO of Extreme Networks. “While our over-all performance was solid, performance in North America did not meet our expectation, as we believe our decision to make changes in our sales organization affected our ability to execute within the quarter. We believe the changes we are making will result in a stronger North American sales organization.”

Rodriguez commented further, “As the global economies strengthen, we will continue to position in areas for additional growth. Based on the strength of our technology and our focus on affordable leading-edge products, I believe we can increase our sales contribution through both traditional channel partners and Alliance channels, to drive company revenue growth and to take market share.”

First quarter non-GAAP operating income was $4.6 million, or 5.5 percent of net revenue, representing significant improvement as compared to an operating loss of $4.6 million in the first quarter of last year. Non-GAAP operating income in the 2010 fiscal fourth quarter was $5.6 million or 6.6 percent of net revenue.

In the first quarter the Company reported non-GAAP net income of $4.8 million or $0.05 per diluted share. That compares to a non-GAAP net loss of $4.9 million or $0.05 loss per diluted share in the first quarter of last year, and to non-GAAP net income of $6.3 million or $0.07 per diluted share in the 2010 fiscal fourth quarter, which historically is the Company’s strongest seasonal period. Non-GAAP financial results exclude the impact of stock-based compensation, restructuring charges and litigation settlement costs. A reconciliation of GAAP to non-GAAP financial measures is included in the accompanying financial tables.

Operating income on a GAAP basis was $2.5 million for the quarter, representing significant improvement as compared to an operating loss of $5.3 million for the first quarter of last year. Reported operating income was $2.8 million in the 2010 fiscal fourth quarter.

Net income on a GAAP basis for quarter was $2.7 million or $0.03 per diluted share and compares to a net loss on a GAAP basis for the 2010 fiscal first quarter of $5.5 million or $0.06 loss per diluted share. In the 2010 fiscal fourth quarter, net income on a GAAP basis was $3.4 million or $0.04 per diluted share.

For the quarter, total net revenue in North America was $29.5 million, revenue in EMEA was $36.5 million, and revenue in APAC was $17.9 million. That compares to revenue of $36.3 million in North America, $36.8 million in EMEA, and $12.4 million in APAC in the 2010 fiscal fourth quarter.

Total cash and investments increased $0.3 million from the fourth quarter to $132.7 million and the Company has no debt. The increase in cash was tempered by payment of sales commissions resulting from accelerators earned in the fourth quarter and payment of a litigation settlement related to patent litigation.

2011 Fiscal Second Quarter non-GAAP Financial Guidance

For its 2011 fiscal second quarter ending December 26, 2010, the Company currently expects net revenue to be in a range of $85-$88 million and non-GAAP net income of $0.05 to $0.07 per diluted share.

Conference Call and Slide Presentation

Extreme Networks will host a conference call to discuss these results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The conference call may be heard by dialing 1-877-303-9826 (international callers dial 1-224 357-2194). A 7-day replay will be available following the call by dialing 1-800-642-1687 (international callers dial 1-706-645-9291). The conference call passcode is 15208309. In addition, a live webcast and replay of the call will be available at http://investor.extremenetworks.com. Financial information to be discussed during the conference call will be posted in the Investor Relations section of the Company’s website www.extremenetworks.com.

Non-GAAP Financial Measures

Extreme Networks provides all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement our consolidated financial statements presented in accordance with GAAP, we are also providing with this press release non-GAAP net income/(loss), non-GAAP operating income/(loss) and non-GAAP earnings/(loss) per diluted share. In preparing our non-GAAP information, we have excluded, where applicable, the impact of restructuring charges, share-based compensation and litigation settlement costs. We believe that excluding these charges provides both management and investors with additional insight into our current operations, the trends affecting the Company and the Company’s marketplace performance. In particular, management finds it useful to exclude these charges in order to more readily correlate the Company’s operating activities with the Company’s ability to generate cash from operations. Accordingly, management uses these non-GAAP measures, along with the comparable GAAP information, in evaluating our historical performance and in planning our future business activities. Please note that our non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information we present should be considered in conjunction with, and not as a substitute for, our financial information presented in accordance with GAAP. We have provided a non-GAAP reconciliation of the Consolidated Statement of Operations for the periods presented in this release, which are adjusted to exclude restructuring charges, share-based compensation expense and litigation settlement cost for these periods. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company’s ongoing performance as a business. Extreme Networks uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Extreme Networks, Inc.

Extreme Networks provides converged Ethernet network infrastructures that support data, voice and video for enterprises and service providers. The company’s network solutions feature high performance, high availability and scalable switching solutions that enable organizations to address real-world communications challenges and opportunities. Operating in more than 50 countries, Extreme Networks provides wired and wireless secure LANs, data center infrastructure and Service Provider Ethernet transport solutions that are complemented by global, 24x7 service and support. For more information, visit: http://www.extremenetworks.com

Extreme Networks is either a trademark or registered trademark of Extreme Networks, Inc. in the United States and/or other countries.

This announcement contains forward-looking statements that involve risks and uncertainties, including statements regarding the Company’s expectations regarding financial performance and revenue growth and market share. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: a challenging macro-economic environment both in the United States and overseas; fluctuations in demand for the Company’s products and services; a highly competitive business environment for network switching equipment; the Company’s effectiveness in controlling expenses, the possibility that the Company might experience delays in the development of new technology and products; customer response to its new technology and products; the timing of any recovery in the global economy; risks related to pending or future litigation, and a dependency on third parties for certain components and for the manufacturing of the Company’s products. The Company undertakes no obligation to update the forward-looking information in this release. More information about potential factors that could affect the Company’s business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which are on file with the Securities and Exchange Commission.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	September 26, 2010	June 27, 2010
	(unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$44,643	$49,004
Short-term investments	48,387	64,854
Accounts receivable, net	39,663	42,057
Inventories, net	20,496	21,842
Deferred income taxes	476	392
Prepaid expenses and other current assets, net	4,494	3,932

Total current assets	158,159	182,081
Property and equipment, net	43,397	43,572
Marketable securities	39,670	18,561
Other assets, net	16,210	15,731

Total assets	$257,436	$259,945

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,329	$18,543
Accrued compensation and benefits	12,800	13,365
Restructuring liabilities	2,458	3,097
Accrued warranty	2,794	3,169
Deferred revenue, net	28,402	29,552
Deferred revenue, net of cost of sales to distributors	15,424	18,345
Other accrued liabilities	14,602	13,381

Total current liabilities	93,809	99,452

Restructuring liabilities, less current portion	—	273
Deferred revenue, less current portion	7,610	7,633
Deferred income taxes	107	731
Other long-term liabilities	180	2,661

Commitments and contingencies	—	—

Stockholders’ equity:
Convertible preferred stock, $.001 par value, issuable in series, 2,000,000 shares authorized; none issued	—	—
Common stock, $.001 par value, 750,000,000 shares authorized;
130,421,666 issued at September 26, 2010 and 129,827,715 at June 27, 2010	130	130
Treasury stock, 39,625,305 at September 26, 2010 and June 27, 2010	(149,666)	(149,666)
Additional paid-in-capital	958,994	956,792
Accumulated other comprehensive income	2,721	1,100
Accumulated deficit	(656,449)	(659,161)

Total stockholders’ equity	155,730	149,195

Total liabilities and stockholders’ equity	$257,436	$259,945

(1)	The information in this column is derived from the Company’s consolidated balance sheet included in the Company’s Annual Report on Form 10-K for the year ended June 27, 2010.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended
	September 26, 2010	September 27, 2009
Net revenues:
Product	$69,213	$50,759
Service	14,624	15,550

Total net revenues	83,837	66,309

Cost of revenues:
Product	30,830	23,718
Service	6,170	5,831

Total cost of revenues	37,000	29,549

Gross profit:
Product	38,383	27,041
Service	8,454	9,719

Total gross profit	46,837	36,760

Operating expenses:
Sales and marketing	24,906	21,669
Research and development	12,861	13,610
General and administrative	6,585	7,245
Restructuring reversal, net of charge	—	(513)

Total operating expenses	44,352	42,011

Operating income (loss)	2,485	(5,251)
Interest income	329	322
Interest expense	(30)	(39)
Other expense	(277)	(78)

Income (loss) before income taxes	2,507	(5,046)
Provision for income taxes	(205)	436

Net income (loss)	$2,712	$(5,482)

Basic and diluted net income (loss) per share:
Net income (loss) per share - basic	$0.03	$(0.06)
Net income (loss) per share - diluted	$0.03	$(0.06)
Shares used in per share calculation - basic	90,305	88,843
Shares used in per share calculation - diluted	90,610	88,843

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended
	September 26, 2010	September 27, 2009
Cash flows from operating activities:
Net income (loss)	$2,712	$(5,482)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,539	1,647
Change in value / loss (gain) on value of UBS option to put securities	2,429	(14)
Auction rate securities mark to market, trading (gain) loss	(2,429)	14
Provision for excess and obsolete inventory	11	785
Deferred income taxes	(709)	18
Stock-based compensation	2,109	1,140
Restructuring reversal, net of charge	—	(513)
Changes in operating assets and liabilities, net
Accounts receivable	2,394	1,580
Inventories	1,343	(4,559)
Prepaid expenses and other assets	(1,041)	(2,457)
Accounts payable	(1,214)	3,808
Accrued compensation and benefits	(564)	(325)
Restructuring liabilities	(912)	(1,339)
Accrued warranty	(376)	250
Deferred revenue, net	(1,173)	(243)
Deferred revenue, net of cost of sales to distributors	(2,921)	2,543
Other accrued liabilities	2,480	7,157
Other long-term liabilities	(2,481)	119

Net cash provided by operating activities	1,197	4,129

Cash flows used in investing activities:
Capital expenditures	(1,362)	(1,227)
Purchases of investments	(43,541)	(13,697)
Proceeds from maturities of investments and marketable securities	5,800	2,550
Proceeds from sales of investments and marketable securities	33,459	1,086

Net cash used in investing activities	(5,644)	(11,288)

Cash flows provided by financing activities:
Proceeds from issuance of common stock	86	225

Net cash provided by financing activities	86	225

Net decrease in cash and cash equivalents	(4,361)	(6,934)

Cash and cash equivalents at beginning of period	49,004	46,195

Cash and cash equivalents at end of period	$44,643	$39,261

EXTREME NETWORKS, INC.

GAAP TO NON-GAAP RECONCILIATION

(In thousands)

(unaudited)

	Three Months Ended
	September 26, 2010	September 27, 2009
NET INCOME (LOSS)

Net income (loss) - GAAP Basis	$2,712	$(5,482)

Non-GAAP adjustments
Stock-based compensation expense	$2,116	$1,140
Restructuring reversal, net of charge	—	(513)

Total Non-GAAP adjustments	$2,116	$627

Net income (loss) - Non-GAAP Basis	$4,828	$(4,855)

NON-GAAP ADJUSTMENTS
Cost of product revenue	$199	$72
Cost of service revenue	144	75
Sales and marketing	572	296
Research and development	611	375
General and administrative	590	322
Restructuring reversal, net of charge	—	(513)

Total Non-GAAP adjustments	$2,116	$627